Exhibit 99.1

CONSENT OF TRUIST SECURITIES, INC.

Board of Directors of Modiv Industrial, Inc.

1500 North Grant Street, Unit 5609

Denver, Colorado 80203

RE:	Proxy Statement of Modiv Industrial, Inc. (“Modiv”) / Prospectus of Global Net Lease, Inc. (“GNL”), which forms part of the Registration Statement on Form S-4 of GNL (the “Registration Statement”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated May 3, 2026, to the Board of Directors of Modiv as Annex B to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of the Modiv’s Financial Advisor,” “RISK FACTORS – Risk relating to the Mergers, ”THE MERGERS – Background of the Mergers,” “THE MERGERS — Modiv’s Board Recommendations and Reasons for the Mergers” and “THE MERGERS — Opinion of Modiv’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: June 17, 2026

TRUIST SECURITIES, INC.

/s/ Truist Securities, Inc.